Exhibit 99.1

Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310

LOOPNET, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2011

FINANCIAL RESULTS

•	Year over year revenue growth in Q4 of 10%

•	Adjusted EBITDA margins in Q4 of 35%

•	Record profile views in Q4

SAN FRANCISCO, CALIF. – February 22, 2012 – LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the fourth quarter and year ended December 31, 2011.

LoopNet’s revenue for the fourth quarter of 2011 was $22.1 million, compared to $20.0 million in the fourth quarter of 2010. Net loss applicable to common stockholders for the fourth quarter of 2011 was $2.7 million or $0.07 per diluted share, compared to net income applicable to common stockholders of $7.2 million or $0.17 per diluted share in the fourth quarter of 2010. Net loss applicable to common stockholders for the fourth quarter of 2011 included merger related costs of $7.5 million or $0.11 per diluted share, and an impairment charge related to an equity investment of $1.7 million or $0.03 per diluted share. Net income applicable to common stockholders for the fourth quarter of 2010 included a positive tax adjustment of $5.4 million or $0.13 per diluted share related to the reversal of the income tax valuation allowance for certain federal and state net operating loss carryforwards, an insurance reimbursement for litigation related fees of $750,000 or $0.01 per diluted share, and an impairment charge related to an equity investment of $1.4 million or $0.02 per diluted share. Excluding the above items net income applicable to common stockholders for the fourth quarter of 2011 was $0.07 per diluted share, compared to $0.05 per diluted share in the fourth quarter of 2010.

Non-GAAP net income, which excludes stock-based compensation, merger related costs, impairment charges, litigation related recoveries, amortization of acquired intangible assets and certain tax adjustments, for the fourth quarter of 2011 was $4.8 million or $0.11 per diluted share, compared to $4.0 million or $0.10 per diluted share in the fourth quarter of 2010.

LoopNet’s Adjusted EBITDA (earnings before net interest and other income (expense), income taxes, depreciation, amortization, stock-based compensation, merger related costs and litigation related recoveries) for the fourth quarter of 2011 was $7.8 million, compared to $7.0 million in the fourth quarter of 2010.

Revenue for the full year of 2011 was $86.7 million, compared to $78.0 million in 2010. Net income applicable to common stockholders for the full year of 2011 was $1.8 million or $0.04 per diluted share, compared to $15.4 million or $0.36 per diluted share in 2010. Net income applicable to common stockholders for the full year of 2011 included merger related costs of $11.7 million or $0.17 per diluted share, and an impairment charge related to an equity investment of $1.7 million or $0.03 per diluted share. Net income applicable to common stockholders for the full year of 2010 included a positive tax adjustment of $5.4 million or $0.13 per diluted share related to the reversal of the income tax valuation allowance for certain federal and state net operating loss carryforwards, insurance reimbursements for litigation related fees of $1.9 million or $0.03 per diluted share, and an impairment charge related to an equity investment of $1.4 million or $0.02 per diluted share. Excluding the above items net income applicable to common stockholders for the full year of 2011 was $0.24 per diluted share, compared to $0.22 per diluted share in 2010. Non-GAAP net income for the full year of 2011 was $17.6 million or $0.40 per diluted share, compared to $16.5 million or $0.39 per diluted share in 2010. Adjusted EBITDA for the full year of 2011 was $29.5 million compared to $28.4 million in 2010.

Key operating metrics and business highlights from the fourth quarter of 2011 include:

•	Unique paying subscribers to one or more of LoopNet’s commercial real estate related services was 95,041, as of the end of the quarter;

•	Average monthly price paid by LoopNet’s unique subscribers was $59.84 during the quarter;

•	LoopNet Premium Members were 73,550, as of the end of the quarter;

•	Average monthly price of LoopNet Premium Membership was $65.63 during the quarter;

•	Total commercial real estate listings active on the LoopNet marketplace were 820,391, as of the end of the quarter;

•	Total profile views of listings on the LoopNet marketplace were 89.4 million during the quarter;

•	LoopNet Registered Members, which includes Basic and Premium Members, were 5,505,037, as of the end of the quarter; and,

•

Average monthly unique visitors to LoopNet owned websites during the quarter was approximately 2.7 million per month, according to comScore. LoopNet owned websites include LoopNet.com, CityFeet.com, LandandFarm.com, LandsofAmercia.com, BizQuest.com and BizBuySell.com.

Balance Sheet and Liquidity

As of December 31, 2011, LoopNet had $111.1 million of cash, cash equivalents and short-term investments and no debt.

Pending Merger Transaction

The proposed acquisition of LoopNet by the CoStar Group, Inc. (“CoStar”) is currently under review by the Federal Trade Commission (the “FTC”). As previously announced on January 3, 2012, LoopNet and CoStar have voluntarily agreed to extend the waiting period imposed by the Hart-Scott-Rodino Act on a 45-day rolling basis to allow them to engage in discussions with the FTC to determine whether there is a possible basis for, and to discuss the possible terms of, a mutually acceptable consent order that would allow the merger to close. While there can be no assurance that agreement on the terms of a possible consent order can be reached in a timely manner or at all, LoopNet believes the discussions with the FTC Staff are currently proceeding constructively and LoopNet is hopeful that they will in the near term result in an agreement with the FTC Staff on the terms of such a consent order, subject to FTC approval. The proposed acquisition of LoopNet remains subject to the expiration or termination of the waiting period imposed by the Hart-Scott-Rodino Act and other customary closing conditions.

Use of Non-GAAP Financial Measures

This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before income taxes, depreciation, amortization, net interest and other income (expense), litigation related recoveries, stock-based compensation, merger related stock-based compensation and other merger related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before litigation related recoveries, impairment of equity investments, stock-based compensation, merger related stock-based compensation, other merger related costs, amortization of acquired intangible assets and certain tax adjustments. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into our performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate comparable performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.

About LoopNet, Inc.

LoopNet operates the most heavily trafficked commercial real estate marketplace online with more than 5 million registered members and more than 2 million unique monthly visitors, as reported by Google Analytics.

The LoopNet marketplace covers all commercial property categories, including office, industrial, retail, multifamily (apartment properties for sale), hotel, land, specialty properties, investment properties and businesses for sale. LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Cassidy Turley, Coldwell Banker Commercial, Colliers International, Cushman & Wakefield, Grubb & Ellis, Jones Lang LaSalle, Lincoln Property Company, NAI Global, Newmark Knight Frank, ProLogis, The Shopping Center Group and Sperry Van Ness.

Forward Looking Statements

This release contains forward-looking statements regarding our financial results and the Merger. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors. The following factors related to the Merger, among others, could cause or contribute to such differences: the possibility that the FTC will request additional extensions to the waiting period imposed by the HSR Act; the possibility that LoopNet, CoStar and the FTC cannot reach a mutually acceptable resolution in a timely manner or at all; the possibility that conditions, divestitures or changes relating to the operations or assets of LoopNet and CoStar will be required to obtain required governmental clearances or approvals, including, but not limited to, clearance or approval by the FTC; the possibility that the Merger does not close, including, but not limited to, due to the failure to obtain governmental clearances or approvals; the risk that expected cost savings or other synergies from the Merger may not be fully realized or may take longer to realize than expected; the risk that the businesses of LoopNet and CoStar may not be combined successfully or in a timely and cost-efficient manner; the risk that business disruption relating to the Merger may be greater than expected; and the failure by CoStar to obtain any required financing on favorable terms.

In addition, the following factors, among others, could also cause results to differ materially from those anticipated in the forward-looking statements: economic events or trends in the commercial real estate market or in general; the effects of recent economic and consumer confidence trends on global and domestic financial markets, including credit available to real estate purchasers; our ability to continue to attract and retain new registered members, convert registered members into premium members and retain such premium members; seasonality; our ability to manage our growth; our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner; our ability to obtain the expected strategic and financial benefits from acquisitions; our ability to introduce new or upgraded products or services and customer acceptance of such services; and our ability to obtain or retain listings from commercial real estate brokers, agents and property owners.

Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	December 31, 2010	December 31, 2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$88,773	$107,573
Short-term investments	3,512	3,529
Accounts receivable, net of allowance of $236 and $318, respectively	1,494	1,899
Income tax receivable	—	11,045
Prepaid expenses and other current assets	1,095	1,445
Deferred income taxes, net	1,317	696

Total current assets	96,191	126,187
Property and equipment, net	2,010	3,165
Goodwill	41,507	41,507
Intangibles, net	8,940	6,385
Deferred income taxes, net, non-current	17,134	16,758
Deposits and other non-current assets	6,208	5,258

Total assets	$171,990	$199,260

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$471	$656
Accrued liabilities and other current liabilities	3,393	5,765
Accrued compensation and benefits	3,522	4,049
Deferred revenue	8,888	9,422

Total current liabilities	16,274	19,892
Other long-term liabilities	2,491	1,768
Commitments and contingencies
Series A convertible preferred stock	48,546	48,885
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 32,183,836 and 35,053,190 shares outstanding, respectively	40	43
Additional paid in capital	132,019	154,289
Other comprehensive loss	(389)	(423)
Treasury stock, at cost, 7,682,261 and 7,682,962 shares, respectively	(86,220)	(86,227)
Retained earnings	59,229	61,033

Total stockholders’ equity	104,679	128,715

Total liabilities and stockholders’ equity	$171,990	$199,260

LOOPNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended Dec 31,		Twelve months ended Dec 31,
	2010	2011	2010	2011
Revenues	$20,037	$22,115	$78,002	$86,661
Cost of revenue (1)	3,699	3,204	12,562	12,784

Gross margin	16,338	18,911	65,440	73,877
Operating expenses:
Sales and marketing (1)	4,211	8,015	16,785	23,642
Technology and product development (1)	3,178	5,611	12,231	16,975
General and administrative (1)	3,582	7,300	15,693	25,597
Amortization of acquired intangible assets	641	636	2,083	2,556

Total operating expenses	11,612	21,562	46,792	68,770

Income (loss) from operations	4,726	(2,651)	18,648	5,107
Interest and other (expense) income, net	(1,791)	(2,350)	(2,461)	(3,417)

Income (loss) before tax	2,935	(5,001)	16,187	1,690
Income tax (benefit) expense	(4,348)	(2,358)	461	(453)

Net income (loss)	7,283	(2,643)	15,726	2,143
Convertible preferred stock accretion of discount	(85)	(85)	(339)	(339)

Net income (loss) applicable to common stockholders	$7,198	$(2,728)	$15,387	$1,804

Net income (loss) per share applicable to common stockholders:
Basic	$0.18	$(0.07)	$0.38	$0.04

Diluted	$0.17	$(0.07)	$0.36	$0.04

Shares used in per share calculation:
Basic	39,606	41,754	40,615	40,653

Diluted	41,609	41,754	42,371	43,617

(1) Stock-based compensation is allocated as follows:
Cost of revenue	$132	$118	$546	$502
Sales and marketing	449	2,973	1,786	4,569
Technology and product development	638	2,325	2,680	4,490
General and administrative	785	2,094	3,220	4,641

Total	$2,004	$7,510	$8,232	$14,202

LOOPNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve months ended December 31,
	2010	2011
Cash flows from operating activities:
Net income	$15,726	$2,143
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,480	4,200
Stock-based compensation	8,232	14,202
Tax benefits from exercise of stock options	(532)	(8,452)
Deferred income taxes	(9,834)	(262)
Impairment of equity investment	1,420	1,744
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(20)	(405)
Prepaid expenses and other assets	1,344	(283)
Accounts payable	(75)	185
Accrued expenses and other liabilities	1,295	1,648
Accrued compensation and benefits	528	527
Deferred revenue	(302)	534

Net cash provided by operating activities	21,262	15,781
Cash flows from investing activities:
Purchase of property and equipment	(1,197)	(2,795)
Purchase of investments	(4,485)	(2,250)
Acquisitions, net of acquired cash	(22,113)	—

Net cash used in investing activities	(27,795)	(5,045)
Cash flows from financing activities:
Net proceeds from exercise of stock options	1,104	14,700
Tax withholdings related to net share settlements of stock options and restricted stock units	(237)	(15,081)
Repurchase of common stock	(31,664)	(7)
Tax benefits from exercise of stock options	532	8,452

Net cash provided by (used in) financing activities	(30,265)	8,064

Net increase (decrease) in cash and cash equivalents	(36,798)	18,800
Cash and cash equivalents at beginning of the year	125,571	88,773

Cash and cash equivalents at end of the year	$88,773	$107,573

LOOPNET, INC.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(In thousands, except per share data)

	Three months ended Dec 31,		Twelve months ended Dec 31,
	2010	2011	2010	2011
GAAP net income (loss)	$7,283	$(2,643)	$15,726	$2,143
Add back (deduct):
Income tax (benefit) expense	(4,348)	(2,358)	461	(453)
Depreciation and amortization	985	1,080	3,480	4,200
Interest and other expense (income), net	1,791	2,350	2,461	3,417
Litigation related recoveries	(750)	—	(1,936)	—
Stock-based compensation	2,004	1,845	8,232	8,537
Merger related stock-based compensation	—	5,665	—	5,665
Other merger related costs	—	1,848	—	6,024

Adjusted EBITDA	$6,965	$7,787	$28,424	$29,533

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands, except per share data)

	Three months ended Dec 31,		Twelve months ended Dec 31,
	2010	2011	2010	2011
GAAP net income (loss)	$7,283	$(2,643)	$15,726	$2,143
Add back (deduct):
Litigation related recoveries	(750)	—	(1,936)	—
Impairment of equity investment	1,420	1,744	1,420	1,744
Stock-based compensation	2,004	1,845	8,232	8,537
Merger related stock-based compensation	—	5,665	—	5,665
Other merger related costs	—	1,848	—	6,024
Amortization of acquired intangible assets	641	636	2,083	2,556
Income taxes associated with non-GAAP adjustments	(1,213)	(4,343)	(3,562)	(9,075)
Income tax valuation allowance and other tax adjustments	(5,423)	—	(5,423)	—

Non-GAAP net income	$3,962	$4,752	$16,540	$17,594

Diluted non-GAAP net income per share	$0.10	$0.11	$0.39	$0.40

Shares used in non-GAAP diluted net income per share calculation	41,609	44,808	42,371	43,617